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                                                                       EXHIBIT 5


                   OPINION OF LANE POWELL SPEARS LUBERSKY LLP

                                  May 12, 2000



Starbucks Corporation
2401 Utah Avenue South
Seattle, WA  98134

Re: Starbucks Corporation Amended and Restated Key Employee Stock Option Plan -
    1994

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement"), which Starbucks Corporation, a Washington corporation (the "Company"), intends to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 9,000,000 shares of the Company's common stock, no par value per share (the "Common Stock") under the Starbucks Corporation Amended and Restated Key Employee Stock Option Plan - 1994 (the "Plan"). We are familiar with the proceedings undertaken in connection with the authorization of the Plan and the additional 9,000,000 shares of Common Stock. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the federal securities law of the United States and the laws of the State of Washington, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Based upon the foregoing, we are of the opinion that the additional 9,000,000 shares of Common Stock have been duly authorized, and upon the issuance of the additional 9,000,000 shares of Common Stock under the terms of the Plan, such additional shares will be legally issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                LANE POWELL SPEARS LUBERSKY LLP